Exhibit 99.1

CEVA, Inc. Announces First Quarter 2012 Financial Results

Strong licensing driven by demand for baseband and multimedia DSPs in mass market smartphones

MOUNTAIN VIEW, Calif. – May 2, 2012 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile handset, portable and consumer electronics markets, today announced its financial results for the first quarter ended March 31, 2012.

Total revenue for the first quarter of 2012 was $15.1 million, flat compared to $15.1 million for the first quarter of 2011. Licensing revenue for the first quarter of 2012 was $5.1 million, flat compared to $5.1 million reported for the same quarter a year ago. Royalty revenue for the first quarter of 2012 was $9.1 million compared to $9.2 million reported for the first quarter of 2011. Revenue from services for the first quarter of 2012 was $0.9 million, an increase of 21% compared to $0.7 million reported for the first quarter of 2011.

Gideon Wertheizer, Chief Executive Officer, stated, “Driven by strong licensing activities, we generated revenue and earnings results at the high-end of our expectations. We are particularly happy to augment our already strong customer base in baseband with new licensees who will use our DSPs for advanced audio processing in smartphones.”

U.S. GAAP net income for the first quarter of 2012 was $4.9 million, an increase of 4% over $4.7 million reported for the same period in 2011. U.S. GAAP diluted earnings per share for the first quarter of 2012 were $0.20, an increase of 5% compared to $0.19 for the first quarter of 2011.

Non-GAAP net income and diluted earnings per share for the first quarter of 2012 was $5.9 million and $0.24, respectively, representing an increase of 6% and 4%, respectively, over the $5.5 million and $0.23 reported for the first quarter of 2011. Non-GAAP net income and diluted earnings per share for the first quarter of 2012 and 2011 excluded an aggregate equity-based compensation expense, net of taxes, of $1.1 million and $0.9 million, respectively.

During the first quarter of 2012, the Company concluded eight new license agreements. Six agreements were for CEVA DSP cores, platforms and software, and two agreements were for CEVA SATA/SAS product lines. Target applications for customer deployment are 3G and 4G basebands, audio and voice processing for mass market smartphones and SSD drives. Geographically, three of the agreements signed were in the U.S., four were in Asia and one was in Europe.

Yaniv Arieli, Chief Financial Officer stated, “Our first quarter financial performance demonstrates our consistent execution in growing our customer base and diversifying our revenue sources. During the first quarter, we bought back approximately 400,000 shares of our common stock for an aggregate consideration of approximately $9.5 million. The recent buyback activity demonstrates our confidence in CEVA’s strong fundamentals. At the end of the quarter, our cash balance, marketable securities and bank deposits totaled $163 million.”

CEVA Conference Call

On May 2, 2012, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time, to discuss the operating performance for the first quarter ended March 31, 2012.

The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-800-860-2442 (Access Code: CEVA)

•	International Participants: Dial +1-412-858-4600 (Access Code: CEVA)

The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/ event.asp?id=86152. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code:10012367) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on May 10, 2012. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. Director of Marketing & Investor Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

About CEVA, Inc.

CEVA is the world’s leading licensor of silicon intellectual property (SIP) DSP cores and platform solutions for the mobile handset, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), multimedia (HD video, Image Signal Processing (ISP) and HD audio), voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2011, CEVA’s IP was shipped in over 1 billion devices and powers handsets from every top handset OEM, including HTC, Huawei, LG, Motorola, Nokia, Samsung, Sony and ZTE. Today, more than 40% of handsets shipped worldwide are powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com. Follow CEVA on twitter at www.twitter.com/cevadsp.

Forward Looking Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include Mr. Wertheizer’s statements about CEVA’s prospects with new licensees of its DSPs, and Mr. Arieli’s statements about CEVA’s strong fundamentals. The risks, uncertainties and assumptions include: the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of products incorporating our technologies to achieve market acceptance, the effect of intense industry competition and consolidation, global chip market trends, the possibility that markets for our technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – U.S. GAAP

U.S. dollars in thousands, except per share data

	Quarter ended March 31,
	2012	2011
	Unaudited	Unaudited
Revenues:
Licensing	$5,116	$5,108
Royalties	9,106	9,206
Other revenues	890	738

Total revenues	15,112	15,052

Cost of revenues	870	948

Gross profit	14,242	14,104

Operating expenses:
Research and development, net	5,486	5,250
Sales and marketing	2,289	2,224
General and administrative	1,869	1,754

Total operating expenses	9,644	9,228

Operating income	4,598	4,876
Financial income, net	948	545

Income before taxes on income	5,546	5,421
Income tax expenses	689	770

Net income	$4,857	$4,651

Basic net income per share	$0.21	$0.20

Diluted net income per share	$0.20	$0.19

Weighted-average number of Common Stock used in computation of net income per share (in thousands):
Basic	23,507	22,692

Diluted	24,239	23,888

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(U.S. Dollars in thousands, except per share amounts)

	Quarter ended March 31,
	2012		2011
	Unaudited		Unaudited
GAAP net income	4,857		$4,651
Equity-based compensation expense included in cost of revenues	51		49
Equity-based compensation expense included in research and development expenses	465		378
Equity-based compensation expense included in sales and marketing expenses	239		201
Equity-based compensation expense included in general and administrative expenses	490		326
Deferred tax related to equity-based compensation expenses Taxes on Income (1)	(124 (102	) )	(84 —)

Non-GAAP net income	$5,876		$5,521

(1) Results for the three months ended March 31, 2012 include the utilization of expenses on a previously booked capital gain

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	24,239		23,888
Weighted-average number of shares related to outstanding options	6		31

Weighted-average number of Common Stock used in computation of diluted net income per share excluding equity-based compensation expense (in thousands)	24,245		23,919

GAAP diluted net income per share	$0.20		$0.19
Equity-based compensation expense, net of taxes	$0.04		$0.04

Non GAAP diluted net income per share	$0.24		$0.23

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	March 31, 2012	December 31, 2011
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$6,322	$14,954
Marketable securities and short term bank deposits	131,331	124,458
Trade receivables, net	5,479	5,116
Deferred tax assets	1,703	2,248
Prepaid expenses and other accounts receivables	2,819	2,320

Total current assets	147,654	149,096

Long-term investments:
Long term bank deposits	25,252	25,106
Severance pay fund	5,802	5,473
Deferred tax assets	1,147	832
Property and equipment, net	1,193	1,235
Goodwill	36,498	36,498
Investment in other company	900	900

Total assets	$218,446	$219,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$831	$580
Deferred revenues	602	1,074
Accrued expenses and other payables	11,313	10,669
Deferred tax liabilities	138	290

Total current liabilities	12,884	12,613

Accrued severance pay	5,957	5,607

Total liabilities	18,841	18,220

Stockholders’ equity:
Common stock:	23	24
Additional paid in-capital	194,285	191,945
Other comprehensive income (loss)	103	(901)
Treasury stock	(9,463)	—
Retained earnings	14,657	9,852

Total stockholders’ equity	199,605	200,920

Total liabilities and stockholders’ equity	$218,446	$219,140